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                                                                     Exhibit 5.1



                                 ALSTON&BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com



                                  July 20, 2005


Adams Respiratory Therapeutics, Inc.
425 Main Street
Chester, New Jersey 07930

         Re:  Adams Respiratory Therapeutics, Inc.
              Form S-1 Registration Statement (SEC File No. 333-      )

Ladies and Gentlemen:

     We have acted as counsel to Adams Respiratory Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement on Form S-1 (the "462(b) Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended, covering an underwritten public offering of up to 1,002,500 shares (the "Shares") of the Company's common stock, par value $0.01 per share, ("Common Stock"), including 131,500 shares of Common Stock that may be sold pursuant to the exercise of an over-allotment option. The Shares are to be sold together with the shares registered pursuant to Registration No. 333-123585, which was declared effective June 20, 2005 (the "Initial Registration Statement"). The Initial Registration Statement, as amended, together with the rule 462(b) Registration Statement is herein referred to to as the "Registration Statement." .

     Of the 1,002,500 Shares, 495,500 shares are being sold by the Company (the "Company Shares") and 507,000 shares (the "Selling Stockholder Shares") are being sold by certain stockholders of the Company (the "Selling Stockholders"). We have previously filed an opinion attached as Exhibit 5.1 to the Initial Registration Statement, which opinion expressly covers the Company shares and which consents to the incorporation by reference of such opinion into the 462(b) Registration Statement. Accordingly, this opinion only addresses the Selling Stockholder Shares.

     We have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and the stockholders of the Company deemed by us to be relevant to this opinion letter, the Agreement of Merger dated June 1, 2005 between the Company, which was then



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July 20, 2005
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known as Adams Merger Sub, Inc., and Adams Respiratory Therapeutics, Inc., a
Texas corporation (the "Merger Agreement"), the Registration Statement, as amended, the Underwriting Agreement entered into by and among the Company, the Selling Stockholders and the underwriters named therein (the "Underwriting Agreement"), certificates of officers of the Company, certificates of public officials, and such other agreements, corporate records and documents as we have deemed appropriate for the purpose of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed appropriate for purposes of expressing the opinions set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Underwriting Agreement by the parties thereto and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Selling Stockholders and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).

     Our opinions set forth below are limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

     The only opinions rendered by us consist of those matters set forth in the immediately following paragraph, and no opinions may be implied or inferred beyond the opinions expressly stated.

     Based on the foregoing, it is our opinion that the Selling Stockholder Shares that are outstanding as of the date of this opinion are validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the 462(b) Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


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July 20, 2005
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                                             ALSTON & BIRD LLP

                                             /s/ J. Mark Ray
                                             -----------------------------------
                                             By: J. Mark Ray, Partner